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                                                                                                                       Exhibit M
Metris Receivables, Inc.                                                     Metris Master Trust                  Monthly Report
Securityholders' Statement                                                      Series 1999-1                           Nov-2001
Section 5.2                                                                 Class A            Class B                Total
(i) Security Amount ..................................................   500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................             0.00                --                  0.00
(iii) Security Interest Distributed ..................................     1,021,875.00                --          1,021,875.00
(iv) Principal Collections ...........................................    21,934,456.90      2,169,341.92         24,103,798.82
(v) Finance Charge Collections .......................................    10,544,014.40      1,042,814.62         11,586,829.01
       Recoveries ....................................................       264,260.99         26,135.70            290,396.70
       Principal Funding Account Investment Earnings .................             0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......             0.00              0.00                  0.00
         Total Finance Charge Collections ............................    10,808,275.39      1,068,950.32         11,877,225.71
Total Collections ....................................................    32,742,732.29      3,238,292.24         35,981,024.53
             (vi) Aggregate Amount of Principal Receivables ..........               --                --      8,454,891,243.49
       Invested Amount (End of Month) ................................   500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................        5.9137366%        0.5848751%            6.4986117%
       Fixed/Floating Allocation Percentage ..........................        5.9137366%        0.5848751%            6.4986117%
       Invested Amount (Beginning of Month) ..........................   500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................               --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................               --             84.62%     7,546,890,405.54
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....               --              6.38%       568,795,032.31
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...               --              2.85%       254,233,398.48
       90 Days and Over (60+ Days Contractually Delinquent) ..........               --              6.16%       549,095,101.54
Total Receivables ....................................................               --            100.00%     8,919,013,937.87
                (viii) Aggregate Investor Default Amount .............               --                --          5,680,406.62
         As a % of Average Daily Invested Amount
            (Annualized based on 365 days/year) ......................               --                --                 12.58%
(ix) Charge-Offs .....................................................             0.00              0.00                  0.00
(x) Servicing Fee ....................................................               --                --            903,206.38
(xi) Unreimbursed Redirected Principal Collections ...................               --                --                  0.00
(xii) Excess Funding Account Balance .................................               --                --                  0.00
(xiii) New Accounts Added ............................................               --                --                28,111
(xiv) Average Gross Portfolio Yield ..................................               --                --                 26.30%
         Average Net Portfolio Yield .................................               --                --                 13.72%
(xv) Minimum Base Rate ...............................................               --                --                  4.45%
        Excess Spread ................................................               --                --                  9.27%
(xvi) Principal Funding Account Balance ..............................               --                --                  0.00
(xvii) Accumulation Shortfall ........................................               --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period               --                --             June 2003
        Accumulation Period Length ...................................               --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........               --                --                  0.00
        Required Reserve Account Amount ..............................               --                --                  0.00
        Available Reserve Account Amount .............................               --                --                  0.00
        Covered Amount ...............................................               --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................               --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................               --                --                  0.00
(xxi) Policy Claim Amount ............................................               --                --                  0.00

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